UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 2, 2022

Cidara Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36912	46-1537286
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6310 Nancy Ridge Drive, Suite 101
San Diego, California 92121
(858) 752-6170
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	CDTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 2, 2022, Paul Daruwala notified Cidara Therapeutics, Inc. (the “Company”) of his intent to resign, effective September 30, 2022, from his positions with the Company, including as its Chief Operating Officer and Chief Commercial Officer. Mr. Daruwala is leaving the Company in order to accept a position as Chief Executive Officer of a preclinical-stage private biotechnology company.
Effective as of the date of Mr. Daruwala’s resignation, Shane M. Ward, Chief Legal Officer of the Company, will be promoted to Chief Operating Officer and Chief Legal Officer. There will be no change to Mr. Ward’s compensation arrangements with the Company at this time. On August 18, 2021, the Company entered into an employment agreement with Mr. Ward that governs the current terms of his employment with the Company. The employment agreement provides that Mr. Ward will receive an annual base salary of $410,000, less payroll deductions and withholdings, and will be eligible to receive an annual performance bonus with a target bonus percentage equal to 40% of his base salary. Pursuant to the employment agreement, Mr. Ward was granted an option to purchase 250,000 shares of the Company’s common stock. In addition, Mr. Ward is entitled to the same severance benefits provided to the Company’s other executive officers (excluding the Chief Executive Officer) in connection with a termination of his employment without “cause” or his resignation for “good reason,” including with respect to a change in control, and tax gross up payments related to any payments made in connection with a change in control, each as set forth in the Company’s form of employment agreement filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K filed with the SEC on March 7, 2022. Mr. Ward also previously entered into the Company’s standard form of indemnification agreement for its directors and executive officers.
There are no family relationships between Mr. Ward and any of the Company’s current or former directors or executive officers. Mr. Ward is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S‑K promulgated under the Securities Act of 1933, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cidara Therapeutics, Inc.

Date: September 8, 2022	/s/ Jeffrey Stein, Ph.D.
Jeffrey Stein, Ph.D.
President and Chief Executive Officer (Principal Executive Officer)